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Exhibit 23.2

                                                           [GRANT THORNTON LOGO]

Consent of Independent Registered Public Accounting Firm

We have issued our report dated July 27, 2004, accompanying the consolidated financial statements of On Demand Distribution Limited appearing in the Amendment No. 1 to Registration Statement on Form S-1. We consent to the use of the aforementioned report in the Registration Statement, and to the use of our name as it appears under the caption "Experts."

/s/ Grant Thornton UK LLP

GRANT THORNTON UK LLP

Bristol, United Kingdom
January 11, 2005